UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2018

LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6931 Arlington Road, Suite 200, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company †

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. †

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2018, Mr. Sam Guzman joined the Company and was appointed as the Company’s Vice President and Chief Accounting Officer. Mr. Guzman, age 43, reports to Mr. Jorge A. Celaya, the Company’s Executive Vice President and Chief Financial Officer.

As Chief Accounting Officer, Mr. Guzman will lead the Company’s accounting and financial reporting team. The Company looks forward to leveraging Mr. Guzman’s more than 18 years of accounting experience. Prior to joining the Company, Mr. Guzman worked for Orbital ATK as Senior Director – Assistant Corporate Controller. Prior to this, Mr. Guzman worked for Booz Allen Hamilton, Deloitte & Touche LLP, Reznick Group, P.C., the Public Company Accounting Oversight Board and Electronic Data Systems.

Mr. Guzman’s base salary is $225,000 and his target bonus percentage is 50% of his base salary. Mr. Guzman will be eligible for a prorated annual incentive bonus for fiscal year 2018. In connection with his appointment, Mr. Guzman will receive a grant of 40,000 shares of restricted stock, subject to approval by the Board of Directors. In subsequent years, Mr. Guzman will be eligible to receive additional long-term incentive compensation each year as approved by the Company’s Board of Directors.

There are no family relationships between Mr. Guzman and any other director or executive officer of the Company.  The Company had no transactions, and has no transaction proposed, in which Mr. Guzman, or any member of his immediate family, has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: June 20, 2018	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Vice President, General Counsel and Corporate Secretary

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